Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	# of Omitted Subsidiaries Located in the U.S. (b)	# of Omitted Subsidiaries located in Foreign Countries (b)	Assumed Name or d/b/a
Audi Zentrum Aachen Jacobs Auto GmbH	Germany		1	Audi Zentrum Aachen Jacobs Geilenkirchen
Classic Auto Group, Inc.	New Jersey	3		Chevrolet of Turnersville, Cadillac of Turnersville
Dan Young Chevrolet, Inc.	Indiana	2		N/A
DiFeo Partnership, LLC	Delaware	5		N/A
Goodman Retail Limited	England and Wales		1	Leeds Audi
Isaac Agnew (Holdings) Limited	Northern Ireland		5	N/A
Jacobs Auto Laurensberg GmbH	Germany		1	N/A
Jacobs Holding GmbH	Germany		2	N/A
Landers Auto Sales, LLC	Delaware	4		N/A
Late Acquisition 1, LLC	Delaware	1		N/A
Maranello Holdings Ltd.	England & Wales		1	N/A
Nicole Racing Japan, LLC	Japan		4	Nicole Group
PAG Atlanta Management, LLC	Delaware	2		N/A
PAG Canadian Holdings ULC	British Columbia		1 (d)	N/A
PAG Greenwich Holdings, LLC	Delaware	1		N/A
PAG Italy S.r.l.	Italy		7	N/A
PAG Orlando Limited, LLC	Delaware	1		N/A
PAG West, LLC	Delaware	43		N/A
Penske Australia Pty Ltd. (c)	Australia			N/A
Penske Automotive Europe GmbH	Germany		2	N/A
Penske Commercial Vehicles US, LLC	Delaware	6(d)		N/A
Penske New Zealand (c)	New Zealand			N/A
SDG Automotive Investments, LLC	Ohio	1		N/A
Sytner Group Limited	England and Wales		8	N/A
Tamburro Enterprises, Inc.	Nevada	3		N/A
UAG Caribbean, Inc.	Delaware	2		N/A
UAG Classic, Inc.	Delaware	3		N/A
UAG Connecticut I, LLC	Delaware	3		N/A
Volkswagen Zentrum Aachen (VW) GmbH	Germany		1	Volkswagen Zentrum Aachen

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(a)	Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 40 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b)	Omitted subsidiaries are automotive retail subsidiaries and were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K unless further footnoted.

(c)	Commercial vehicle, diesel engine, gas engine or power system distribution subsidiary or subsidiaries.

(d)	Commercial vehicle retail subsidiary.